INTERNATIONAL TOWER HILL MINES LTD

Suite 1901
1177 West Hastings Street
Vancouver, BC
Canada V6E 2K3

TEL 604.683.6332
FAX 604.408.7499
www.internationaltowerhill.com
TSX.V - ITH

March 15, 2007

Redstar Gold Corp.
Redstar Gold USA Inc.
615 – 800 West Pender Street
Vancouver, British Columbia
CANADA V6C 2V6

Attention: Scott Weekes,
President

Dear Mr. Weekes:

Re: Binding Letter of Intent: North Bullfrog Property, Nye County, Nevada

This letter is being provided to you in accordance with our recent discussions in order to document the agreement between International Tower Hill Mines Ltd. ("ITH") and Redstar Gold Corp. ("Redstar"), which holds, either directly or through its wholly owned subsidiary, Redstar Gold USA Inc. ("Redstar USA"), rights to the "North Bullfrog" exploration project located in the Bullfrog District, Nye County, Nevada and more particularly set forth and described in Exhibit A (together with all data in respect thereof, the "Property"), whereby ITH and Redstar, through their US affiliates, will enter into a joint venture with respect to the Property. The intent of this letter is to confirm the terms and conditions of the joint venture as agreed among us.

We confirm our agreement as follows:

1. Title to Property. ITH understands that Redstar and Redstar US hold their respective interests in the Property as follows:

   (a) as to 2,808 acres, through unpatented mining claims originally located, and currently owned 100%, by Redstar US, all of which are in good standing and free and clear of any liens, charges, royalties or encumbrances; and

   (b) as to 322.686 acres, through mining leases (the "Leases") with the owners of certain patented mining claims, whereby Redstar has leased 100% of the interest of the owners therein. The Leases each have an initial term of 10 years (except for Hall, which is 5 years), and for so long thereafter as exploration or mining activities occur and require the following advance minimum royalty payments (USD), which are fully recoupable against production royalties:

Owner(s)	No. of Claims	Advance Minimum Royalties	NSR %
J.G. & A.A. Milliken	3 (24.5 ac.)	Years 1 – 3: $3,500 Years 4+: $4,500	2%
Calvin Gregory	1 (8.186 ac.)	Years 1 – 3: $2,000 Years 4+: $3,000	2%
Kolo Corporation	2 (41 ac.)	Years 1 – 3: $2,000 Years 4+: $3,000	3%
Lenn M. Pritchard	12 (203 ac.)	Years 1+: $20,000	4%
R. & M. Hall	3 (46)	Years 1 – 3: $4,800 Years 4+: $7,200	2%
Totals:	**21 (322.686 ac.)**	**Years 1 – 3: $32,300 Years 4+: $37,700**	

The interest of Redstar in the Leases is held free and clear of any liens, charges, royalties or encumbrances. The Leases are all currently in good standing and the interest of Redstar in each of the Leases is freely assignable.

ITH also confirms Redstar's advice that all previous operations on the Property by or on behalf of Redstar have been in compliance with all applicable laws (including environmental laws) and that all necessary permits with respect to any such operations have been obtained as required and the requirements thereof adhered to.

2. Joint Venture and Initial Contributions. Redstar US and a to-be-incorporated wholly owned subsidiary of ITH ("ITH US") will form a joint venture (the "JV") to explore and, if warranted, develop and exploit the Property, in which ITH US will have an initial seventy (70%) percent interest and Redstar US will have an initial thirty (30%) percent interest. As its initial contribution to the JV, Redstar US will contribute all of its right, title and interest in and to the Property (including in and to the Leases, which will be assigned to Redstar US by Redstar forthwith following the execution of this letter of intent). Subject to any revisions pursuant to paragraph 8, as its initial contribution to the JV, ITH US will:

(a) as its primary initial contribution, on or before March 15, 2011, contribute an aggregate of USD 4,000,000 in Expenditures in accordance with paragraph 4. ITH US may, at any time prior to ITH US having made its primary initial contribution, withdraw from the JV upon 30 days' notice at

its option (whereupon it will have no further interest in the Property or the JV); and

(b) as its secondary initial contribution, prepare and deliver to the JV a feasibility study with respect to the feasibility (or otherwise) of placing the Property, or a portion thereof, into commercial production, and provide all Expenditures in connection therewith. ITH US may, at any time after having made its primary initial contribution, but prior to having completed its secondary initial contribution, elect, in its sole discretion, to cease making its secondary initial contribution, and thereupon its interest in the JV will be reduced from seventy (70%) percent to sixty (60%) percent and the interest of Redstar US in the JV will be correspondingly increased from thirty (30%) to forty (40%) percent.

3. Payments. Provided that the JV is still in effect and that ITH US has not given notice of its withdrawal therefrom, ITH will make the following payments and issue the following common shares in the capital stock of ITH to Redstar as consideration for Redstar causing Redstar US to enter into the JV and to guarantee the performance by Redstar US of its obligations thereunder:

Date	Payment	Shares(1)
On or before ten (10) days following date of TSXV acceptance of this LOI ("Acceptance Date")	USD 20,000	Nil
On or before September 15, 2008	USD 30,000(2)	5,000
On or before March 15, 2009	USD 40,000(2)	5,000
On or before March 15, 2010	USD 50,000(2)	5,000
On or before March 15, 2011	USD 50,000(2)	5,000

Notes 1. Notwithstanding that ITH US has withdrawn from the JV, for so long as ITH US is a participant in the joint venture established by ITH US and Redstar US in respect of the "Painted Hills" project pursuant to a letter of intent of even date herewith, ITH will issue the shares to Redstar.

2. If AngloGold exercises its back-in right (as described in paragraph 8) each of these payments would be reduced to 40% of the amounts shown above.

4. ITH US Initial Contribution Expenditures. Subject to its option to withdraw from the JV at any time as provided in paragraph 2 and any revisions pursuant to paragraph 8, the primary initial contribution by ITH US will be incurred as follows:

Date	Cumulative Expenditures
On or before March 15, 2008	USD 500,000
On or before March 15, 2009	USD 1,000,000
On or before March 15, 2010	USD 2,000,000
On or before March 15, 2011	USD 4,000,000

For the purposes hereof, the term "Expenditures" means all costs, expenses, obligations and liabilities of whatever kind or nature spent or incurred, directly or indirectly, by the manager of the JV ("Manager") in connection with the maintenance, exploration and development of the Property (including the Lease), in carrying out any activities directed towards ascertaining the existence, location, quality, quantity or commercial value of deposits of minerals in, upon or under the Property, in preparing feasibility studies, in preparing for the extraction, processing, treatment, sale and marketing of any minerals and including a fee in lieu of any charges for overhead, head office or management supervisory services equal to five (5%) percent of all such Expenditures.

5. Manager. The Manager of the JV will initially be Redstar US. ITH US will have the right to supply a representative from ITH US to be involved with the planning, implementation and execution of all work programs and other activities on or with respect to the Property ("Programs") while Redstar US acts as Manager. At any time after March 15, 2008, ITH US will have the right to become the Manager upon notice to that effect to Redstar US. All Programs will be designed and implemented by the Manager in consultation with each of ITH US and Redstar US, provided that, whether or not it is acting as Manager, ITH US will have the full discretion and final say over the type and scope of Programs while it is making its initial contribution. Redstar US will assign its US Exploration Manager, Jake Margolis, to the Programs (and any programs with respect to the "Painted Hills project) on a full-time basis until March 15, 2008.

6. Reports. While ITH US is making its initial contribution, the Manager will provide the JV Participants with:

(a) annual reports on all Programs, and the results thereof, carried out during each calendar year, such annual reports to be provided on or before March 1 in the calendar year following the year to which such annual report relates; and

(b) timely current reports, including all necessary details and background and supporting documentation, as may be required in order to permit each of ITH and Redstar to meet its continuous disclosure obligations under applicable securities laws and stock exchange rules, provided that such

reports will, in any event, be provided on not less than a calendar quarterly basis.

7. Default Period. If either ITH US or ITH is in default of any requirement hereof or of the formal agreement referred to in paragraph 8, Redstar or Redstar US, as applicable, may give notice to ITH or ITH US, as applicable, of such default, and if ITH or ITH US, as applicable has not, within a period of 30 days (unless such default is of a nature that cannot reasonably be cured within 30 days, in which case ITH or ITH US, as applicable, will have such period as is reasonably necessary to permit such default to be cured, provided that it proceeds diligently to cure such default), then Redstar US may, by notice, terminate the JV.

8. AngloGold Ashanti Back-in Right. ITH acknowledges that, pursuant to an agreement between Redstar and AngloGold Ashanti North America Inc. ("AngloGold"), at such time as an aggregate of USD 750,000 in exploration expenditures have been incurred on the Property, AngloGold has a one-time back-in right election to acquire a 60% interest in the Property by spending an additional USD 1,500,000 in exploration expenditures on the Property within three years of its election to exercise its back-in right. Accordingly, the parties agree that, if AngloGold exercises its back-in right, the resulting aggregate 40% interest of ITH US and Redstar US in the JV would divided as to 28% ITH US and 12% Redstar US and the primary and secondary initial contributions of ITH US will be varied as follows:

(a) the primary initial contribution will be a requirement for ITH US to incur, on behalf of the required contributions of ITH US and Redstar US to the JV in respect of their aggregate 40% interest, the aggregate sum of USD 1,600,000, such amount to be payable as and when required by the JV agreement to fund JV expenditures, and all Expenditures made by ITH US prior to the exercise by AngloGold of its back-in right election would be credited against such amount. If ITH US fails to make such revised primary initial contribution, it would be deemed to have withdrawn from the JV and to have no further interest therein; and

(b) the secondary initial contribution will be a requirement for ITH US to fund all JV expenditures required to be funded by ITH US and Redstar US up to the time of the delivery of a feasibility study. If ITH US fails to make such revised secondary initial contribution, its interest in the JV would be reduced to 24%, and that of Redstar US increased to 16%.

9. Formal Joint Venture Agreement. Redstar US and ITH US will use their commercially reasonable best efforts to settle and execute a formal joint venture agreement, substantially in the form of the RMMLF Model Form 5A precedent agreement, within a period of one hundred and twenty (120) days following the execution of this letter agreement, such formal Joint Venture agreement to reflect the terms and conditions of this letter together with such additional terms and conditions as are typical of U.S. mining joint ventures but this agreement is not subject to the settlement and execution of such formal agreement and is a binding

agreement upon acceptance hereof by Redstar and Redstar US. If there are disputes with respect to the form of the formal joint venture agreement, the matter will be referred to arbitration in accordance with the Rules of the American Arbitration Association.

10. Regulatory Acceptance. The obligations of ITH and ITH US hereunder are subject to the acceptance for filing of this letter of intent by the TSX Venture Exchange ("TSXV") on behalf of ITH, and ITH agrees to submit this letter of intent to the TSXV forthwith following the acceptance hereof by Redstar and Redstar US and request such acceptance.

If the foregoing correctly sets forth the agreement reached among us with respect to the Claims, kindly acknowledge this by signing and returning to us a copy of this letter on or before the close of business in Highlands Ranch, Colorado on the 5th business day following the date hereof, whereupon a binding legal agreement will be in effect between us and we will instruct our counsel to prepare the necessary formal joint venture agreement.

Sincerely,

INTERNATIONAL TOWER HILL MINES LTD.

Jeffrey A. Pontius
President and CEO

Agreed to and accepted this 15 day of March, 2007.

REDSTAR GOLD CORP.

Per: ____________________
Scott Weekes, President

Agreed to and accepted this 15 day of March, 2007.

REDSTAR GOLD USA INC.

Per: ____________________
Scott Weekes, President

Exhibit A

PROPERTY

PART I: Unpatented Mining Claims

Claim	BLM Serial	County	Loc Date	Mer Twp Rge Sec	Claimant / Owner	Document #
NB1	922928	Nye	17-Jan-06	21 10S 46E 26	REDSTAR GOLD USA INC	653318
NB2	922929	Nye	17-Jan-06	21 10S 46E 26	REDSTAR GOLD USA INC	653319
NB3	922930	Nye	17-Jan-06	21 10S 46E 26	REDSTAR GOLD USA INC	653320
NB4	922931	Nye	17-Jan-06	21 10S 46E 26	REDSTAR GOLD USA INC	653321
NB5	922932	Nye	17-Jan-06	21 10S 46E 26	REDSTAR GOLD USA INC	653322
NB6	922933	Nye	17-Jan-06	21 10S 46E 26	REDSTAR GOLD USA INC	653323
NB7	922934	Nye	17-Jan-06	21 10S 46E 26	REDSTAR GOLD USA INC	653324
NB8	922935	Nye	17-Jan-06	21 10S 46E 25,26	REDSTAR GOLD USA INC	653325
NB9	922936	Nye	17-Jan-06	21 10S 46E 26,27	REDSTAR GOLD USA INC	653326
NB10	922937	Nye	17-Jan-06	21 10S 46E 26	REDSTAR GOLD USA INC	653327
NB11	922938	Nye	17-Jan-06	21 10S 46E 26	REDSTAR GOLD USA INC	653328
NB12	922939	Nye	17-Jan-06	21 10S 46E 26	REDSTAR GOLD USA INC	653329
NB13	922940	Nye	17-Jan-06	21 10S 46E 26	REDSTAR GOLD USA INC	653330
NB14	922941	Nye	17-Jan-06	21 10S 46E 26	REDSTAR GOLD USA INC	653331
NB15	922942	Nye	17-Jan-06	21 10S 46E 26	REDSTAR GOLD USA INC	653332
NB16	922943	Nye	17-Jan-06	21 10S 46E 26	REDSTAR GOLD USA INC	653333
NB17	922944	Nye	17-Jan-06	21 10S 46E 26	REDSTAR GOLD USA INC	653334
NB18	922945	Nye	17-Jan-06	21 10S 46E 25,26	REDSTAR GOLD USA INC	653335
NB19	922946	Nye	17-Jan-06	21 10S 46E 25	REDSTAR GOLD USA INC	653336
NB20	922947	Nye	17-Jan-06	21 10S 46E 27,34	REDSTAR GOLD USA INC	653337
NB21	922948	Nye	17-Jan-06	21 10S 46E 27,34	REDSTAR GOLD USA INC	653338
NB22	922949	Nye	17-Jan-06	21 10S 46E 26,27,34,35	REDSTAR GOLD USA INC	653339
NB23	922950	Nye	17-Jan-06	21 10S 46E 26,35	REDSTAR GOLD USA INC	653340
NB24	922951	Nye	17-Jan-06	21 10S 46E 26,35	REDSTAR GOLD USA INC	653341
NB25	922952	Nye	17-Jan-06	21 10S 46E 26,35	REDSTAR GOLD USA INC	653342
NB26	922953	Nye	17-Jan-06	21 10S 46E 26,35	REDSTAR GOLD USA INC	653343
NB27	922954	Nye	17-Jan-06	21 10S 46E 26,35	REDSTAR GOLD USA INC	653344
NB28	922955	Nye	17-Jan-06	21 10S 46E 26,35	REDSTAR GOLD USA INC	653345
NB29	922956	Nye	17-Jan-06	21 10S 46E 26,35	REDSTAR GOLD USA INC	653346
NB30	922957	Nye	17-Jan-06	21 10S 46E 26,35	REDSTAR GOLD USA INC	653347
NB31	922958	Nye	17-Jan-06	21 10S 46E 25,26,35,36	REDSTAR GOLD USA INC	653348
NB32	922959	Nye	17-Jan-06	21 10S 46E 25,36	REDSTAR GOLD USA INC	653349
NB33	922960	Nye	17-Jan-06	21 10S 46E 34	REDSTAR GOLD USA INC	653350
NB34	922961	Nye	17-Jan-06	21 10S 46E 34	REDSTAR GOLD USA INC	653351
NB35	922962	Nye	17-Jan-06	21 10S 46E 34,35	REDSTAR GOLD USA INC	653352
NB36	922963	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653353
NB37	922964	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653354
NB38	922965	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653355
NB39	922966	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653356
NB40	922967	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653357
NB41	922968	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653358
NB42	922969	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653359
NB43	922970	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653360
NB44	922971	Nye	17-Jan-06	21 10S 46E 35,36	REDSTAR GOLD USA INC	653361

JW

NB45	922972	Nye	17-Jan-06	21 10S 46E 36	REDSTAR GOLD USA INC	653362
NB46	922973	Nye	17-Jan-06	21 10S 46E 36	REDSTAR GOLD USA INC	653363
NB47	922974	Nye	17-Jan-06	21 10S 46E 34	REDSTAR GOLD USA INC	653364
NB48	922975	Nye	17-Jan-06	21 10S 46E 34	REDSTAR GOLD USA INC	653365
NB49	922976	Nye	17-Jan-06	21 10S 46E 34,35	REDSTAR GOLD USA INC	653366
NB50	922977	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653367
NB51	922978	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653368
NB52	922979	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653369
NB53	922980	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653370
NB54	922981	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653371
NB55	922982	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653372
NB56	922983	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653373
NB57	922984	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653374
NB58	922985	Nye	17-Jan-06	21 10S 46E 35,36	REDSTAR GOLD USA INC	653375
NB59	922986	Nye	17-Jan-06	21 10S 46E 36	REDSTAR GOLD USA INC	653376
NB60	922987	Nye	17-Jan-06	21 10S 46E 36	REDSTAR GOLD USA INC	653377
NB61	922988	Nye	17-Jan-06	21 10S 46E 36	REDSTAR GOLD USA INC	653378
NB62	922989	Nye	17-Jan-06	21 10S 46E 36	REDSTAR GOLD USA INC	653379
NB63	922990	Nye	17-Jan-06	21 10S 46E 36	REDSTAR GOLD USA INC	653380
NB64	922991	Nye	17-Jan-06	21 10S 46E 36	REDSTAR GOLD USA INC	653381
NB65	922992	Nye	17-Jan-06	21 10S 46E 36	REDSTAR GOLD USA INC	653382
NB66	922993	Nye	17-Jan-06	21 10S 46E 34	REDSTAR GOLD USA INC	653383
NB67	922994	Nye	17-Jan-06	21 10S 46E 34,35	REDSTAR GOLD USA INC	653384
NB68	922995	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653385
NB69	922996	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653386
NB70	922997	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653387
NB71	922998	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653388
NB72	922999	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653389
NB73	923000	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653390
NB74	923001	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653391
NB75	923002	Nye	17-Jan-06	21 10S 46E 35	REDSTAR GOLD USA INC	653392
NB76	923003	Nye	17-Jan-06	21 10S 46E 35,36	REDSTAR GOLD USA INC	653393
NB77	923004	Nye	17-Jan-06	21 10S 46E 36	REDSTAR GOLD USA INC	653394
NB78	923005	Nye	17-Jan-06	21 10S 46E 36	REDSTAR GOLD USA INC	653395
NB79	923006	Nye	17-Jan-06	21 10S 46E 36	REDSTAR GOLD USA INC	653396
NB80	923007	Nye	17-Jan-06	21 10S 46E 36	REDSTAR GOLD USA INC	653397
NB81	923008	Nye	17-Jan-06	21 10S 46E 36	REDSTAR GOLD USA INC	653398
NB82	923009	Nye	17-Jan-06	21 10S 46E 36	REDSTAR GOLD USA INC	653399
NB83	923010	Nye	17-Jan-06	21 10S 46E 36	REDSTAR GOLD USA INC	653400
NB84	923011	Nye	18-Jan-06	21 10S 46E 35; 21 11S 46E 2	REDSTAR GOLD USA INC	653401
NB85	923012	Nye	18-Jan-06	21 10S 46E 35; 21 11S 46E 2	REDSTAR GOLD USA INC	653402
NB86	923013	Nye	18-Jan-06	21 10S 46E 35; 21 11S 46E 2	REDSTAR GOLD USA INC	653403
NB87	923014	Nye	18-Jan-06	21 10S 46E 35; 21 11S 46E 2	REDSTAR GOLD USA INC	653404
NB88	923015	Nye	18-Jan-06	21 10S 46E 35; 21 11S 46E 2	REDSTAR GOLD USA INC	653405
NB89	923016	Nye	19-Jan-06	21 10S 46E 35; 21 11S 46E 2	REDSTAR GOLD USA INC	653406
NB90	923017	Nye	19-Jan-06	21 10S 46E 35; 21 11S 46E 2	REDSTAR GOLD USA INC	653407
NB91	923018	Nye	19-Jan-06	21 10S 46E 35; 21 11S 46E 2	REDSTAR GOLD USA INC	653408
NB92	923019	Nye	18-Jan-06	21 10S 46E 35,36; 21 11S 46E 1,2	REDSTAR GOLD USA INC	653409
NB93	923020	Nye	18-Jan-06	21 10S 46E 36; 21 11S 46E 1	REDSTAR GOLD USA INC	653410
NB94	923021	Nye	19-Jan-06	21 11S 46E 12	REDSTAR GOLD USA INC	653411
NB95	923022	Nye	18-Jan-06	21 10S 46E 36; 21 11S 46E 1	REDSTAR GOLD USA INC	653412

NB96	923023	Nye	18-Jan-06	21 10S 46E 36; 21 11S 46E 1	REDSTAR GOLD USA INC	653413
NB97	923024	Nye	18-Jan-06	21 10S 46E 36; 21 11S 46E 1	REDSTAR GOLD USA INC	653414
NB98	923025	Nye	18-Jan-06	21 10S 46E 36; 21 11S 46E 1	REDSTAR GOLD USA INC	653415
NB99	923026	Nye	18-Jan-06	21 10S 46E 36; 21 11S 46E 1	REDSTAR GOLD USA INC	653416
NB100	923027	Nye	18-Jan-06	21 10S 46E 36; 21 11S 46E 1	REDSTAR GOLD USA INC	653417
NB101	923028	Nye	18-Jan-06	21 10S 46E 31,36; 21 11S 46E 1,6	REDSTAR GOLD USA INC	653418
NB102	923029	Nye	18-Jan-06	21 11S 46E 2	REDSTAR GOLD USA INC	653419
NB103	923030	Nye	18-Jan-06	21 11S 46E 2	REDSTAR GOLD USA INC	653420
NB104	923031	Nye	18-Jan-06	21 11S 46E 2	REDSTAR GOLD USA INC	653421
NB105	923032	Nye	7-Mar-06	21 11S 46E 2	REDSTAR GOLD USA INC	653422
NB106	923033	Nye	7-Mar-06	21 11S 46E 2	REDSTAR GOLD USA INC	653423
NB107	923034	Nye	19-Jan-06	21 11S 46E 2	REDSTAR GOLD USA INC	653424
NB108	923035	Nye	19-Jan-06	21 11S 46E 2	REDSTAR GOLD USA INC	653425
NB109	923036	Nye	19-Jan-06	21 11S 46E 2	REDSTAR GOLD USA INC	653426
NB110	923037	Nye	18-Jan-06	21 11S 46E 1,2	REDSTAR GOLD USA INC	653427
NB111	923038	Nye	18-Jan-06	21 11S 46E 1	REDSTAR GOLD USA INC	653428
NB112	923039	Nye	19-Jan-06	21 11S 46E 1	REDSTAR GOLD USA INC	653429
NB113	923040	Nye	6-Mar-06	21 11S 46E 1	REDSTAR GOLD USA INC	653430
NB114	923041	Nye	18-Jan-06	21 11S 46E 1	REDSTAR GOLD USA INC	653431
NB115	923042	Nye	6-Mar-06	21 11S 46E 1	REDSTAR GOLD USA INC	653432
NB116	923043	Nye	19-Jan-06	21 11S 46E 1	REDSTAR GOLD USA INC	653433
NB117	923044	Nye	18-Jan-06	21 11S 46E 1,6	REDSTAR GOLD USA INC	653434
NB118	923045	Nye	19-Jan-06	21 11S 46E 6	REDSTAR GOLD USA INC	653435
NB119	923046	Nye	19-Jan-06	21 11S 46E 2	REDSTAR GOLD USA INC	653436
NB120	923047	Nye	19-Jan-06	21 11S 46E 2	REDSTAR GOLD USA INC	653437
NB121	923048	Nye	19-Jan-06	21 11S 46E 2	REDSTAR GOLD USA INC	653438
NB122	923049	Nye	19-Jan-06	21 11S 46E 2	REDSTAR GOLD USA INC	653439
NB123	923050	Nye	19-Jan-06	21 11S 46E 2	REDSTAR GOLD USA INC	653440
NB124	923051	Nye	19-Jan-06	21 11S 46E 1	REDSTAR GOLD USA INC	653441
NB125	923052	Nye	19-Jan-06	21 11S 46E 1	REDSTAR GOLD USA INC	653442
NB126	923053	Nye	19-Jan-06	21 11S 46E 2,11	REDSTAR GOLD USA INC	653443
NB127	923054	Nye	19-Jan-06	21 11S 46E 2,11	REDSTAR GOLD USA INC	653444
NB128	923055	Nye	19-Jan-06	21 11S 46E 2,11	REDSTAR GOLD USA INC	653445
NB129	923056	Nye	18-Jan-06	21 11S 46E 2,11	REDSTAR GOLD USA INC	653446
NB130	923057	Nye	19-Jan-06	21 11S 46E 2,11	REDSTAR GOLD USA INC	653447
NB131	923058	Nye	19-Jan-06	21 11S 46E 2,11	REDSTAR GOLD USA INC	653448
NB132	923059	Nye	18-Jan-06	21 11S 46E 11	REDSTAR GOLD USA INC	653449
NB133	923060	Nye	18-Jan-06	21 11S 46E 11	REDSTAR GOLD USA INC	653450
NB134	923061	Nye	18-Jan-06	21 11S 46E 11	REDSTAR GOLD USA INC	653451
NB135	923062	Nye	18-Jan-06	21 11S 46E 11	REDSTAR GOLD USA INC	653452
NB136	923063	Nye	18-Jan-06	21 11S 46E 11	REDSTAR GOLD USA INC	653453
NB137	923064	Nye	18-Jan-06	21 11S 46E 11	REDSTAR GOLD USA INC	653454
NB138	923065	Nye	18-Jan-06	21 11S 46E 11	REDSTAR GOLD USA INC	653455
NB139	923066	Nye	18-Jan-06	21 11S 46E 11	REDSTAR GOLD USA INC	653456
NB140	923067	Nye	18-Jan-06	21 11S 46E 11	REDSTAR GOLD USA INC	653457
NB141	923068	Nye	18-Jan-06	21 11S 46E 11,12	REDSTAR GOLD USA INC	653458
NB142	923069	Nye	18-Jan-06	21 11S 46E 11	REDSTAR GOLD USA INC	653459
NB143	923070	Nye	7-Mar-06	21 11S 46E 2,11	REDSTAR GOLD USA INC	653460
NB144	923071	Nye	7-Mar-06	21 11S 46E 1,2,11,12	REDSTAR GOLD USA INC	653461
NB145	923072	Nye	18-Jan-06	21 11S 46E 11	REDSTAR GOLD USA INC	653462
NB146	923073	Nye	19-Jan-06	21 11S 46E 12	REDSTAR GOLD USA INC	653463

PW

NB147	923074	Nye	20-Jan-06	21 11S 46E 1	REDSTAR GOLD USA INC	653464
NB148	923075	Nye	20-Jan-06	21 11S 46E 1	REDSTAR GOLD USA INC	653465
NB149	923076	Nye	20-Jan-06	21 11S 46E 1	REDSTAR GOLD USA INC	653466
NB150	943108	Nye	18-Oct-06	21 11S 46E 2	REDSTAR GOLD USA INC	676426
NB151	943109	Nye	18-Oct-06	21 11S 46E 2	REDSTAR GOLD USA INC	676427
NB152	943110	Nye	18-Oct-06	21 11S 46E 1,2	REDSTAR GOLD USA INC	676428
NB153	943111	Nye	18-Oct-06	21 11S 46E 1	REDSTAR GOLD USA INC	676429
NB154	943112	Nye	18-Oct-06	21 11S 46E 1	REDSTAR GOLD USA INC	676430
NB155	943113	Nye	18-Oct-06	21 11S 46E 1	REDSTAR GOLD USA INC	676431
NB156	943114	Nye	18-Oct-06	21 11S 46E 1, 12	REDSTAR GOLD USA INC	676432
NB157	943115	Nye	18-Oct-06	21 11S 46E 1, 12	REDSTAR GOLD USA INC	676433
NB158	943116	Nye	18-Oct-06	21 11S 46E 1, 12	REDSTAR GOLD USA INC	676434
NB159	943117	Nye	18-Oct-06	21 11S 46E 1, 12	REDSTAR GOLD USA INC	676435
NB160	943118	Nye	18-Oct-06	21 11S 46E 1, 12	REDSTAR GOLD USA INC	676436
NB161	943119	Nye	18-Oct-06	21 11S 46E 1, 12	REDSTAR GOLD USA INC	676437

PART II: Leased Patented Claims

Claim Name	Mineral Patent #	Mineral Survey #	County	Location Date	Mer Twp Rge Sec	Owner
Jim Dandy	448056	3255	Nye	2/14/1905	21 11S 46E 1,2	Gregory
Gold Basin	330227	3739	Nye	4/12/1907	21 11S 46E 2	Hall
Savage	330227	3739	Nye	2/16/1905	21 11S 46E 2	Hall
Savage 2	330227	3739	Nye	2/19/1905	21 11S 46E 2	Hall
Black Jack	163170	3067	Nye	10/22/1904	21 10S 46E 36; 21 11S 46E 1	Kolo
ZuZu	261838	3578	Nye	10/22/1904	21 10S 46E 36; 21 11S 46E 1	Kolo
Indiana 1	245488	3654	Nye	2/17/1905	21 11S 46E 2	Milliken
Indiana 2	245488	3654	Nye	2/17/1905	21 11S 46E 2	Milliken
Indiana 3	245488	3654	Nye	2/17/1905	21 11S 46E 2,11	Milliken
Banker's Life	493623	3202	Nye	2/13/1905	21 11S 46E 2	Pritchard
Bimettalic 1	46204	2568	Nye	1/13/1905	21 11S 46E 1	Pritchard
Bimettalic 2	46204	2568	Nye	1/14/1905	21 11S 46E 1	Pritchard
Bimettalic 3	46205	2569	Nye	1/14/1905	21 11S 46E 1,2	Pritchard
Bluff	493623	3201	Nye	1/23/1905	21 11S 46E 1,2	Pritchard
Conservative	611953	3201	Nye	1/23/1905	21 11S 46E 1,2	Pritchard
KK1	504301	3049	Nye	2/17/1905	21 11S 46E 2	Pritchard
Mutual	493623	3201	Nye	1/23/1905	21 11S 46E 2	Pritchard
Penn Mutual	493623	3201	Nye	1/23/1905	21 11S 46E 2	Pritchard
Prudential	493623	3201	Nye	1/22/1905	21 11S 46E 2	Pritchard
Sunrise 1	114544	3161	Nye	3/24/1905	21 11S 46E 1	Pritchard
Sunrise 2	114544	3161	Nye	3/24/1905	21 11S 46E 1	Pritchard

JN